      As filed with the Securities and Exchange Commission on July 17, 1997
                 Registration Nos. 333-26679 and 333-26679-01
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                               AMENDMENT NO. 2
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           ------------------------

                         Education Loans Incorporated
            (Exact name of registrant as specified in its charter)

         South Dakota                                    45-0350016
(State or other jurisdiction of              (I.R.S Employer Identification No.)
incorporation or organization)


                         Education Loans Incorporated
            (Exact name of registrant as specified in its charter)

           Delaware                                      91-1819974
(State or other jurisdiction of              (I.R.S Employer Identification No.)
incorporation or organization)

                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                             A. Norgrin Sanderson
                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
     Timothy S. Hearn, Esq.                        David M. Reicher, Esq.
      Dorsey & Whitney LLP                            Foley & Lardner
     Pillsbury Center South                            Firstar Center
     220 South Sixth Street                      777 East Wisconsin Avenue
     Minneapolis, Minnesota                   Milwaukee, Wisconsin 53202-5367
         (612) 340-7802                                (414) 297-5763

                              -------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS--
                         EDUCATION LOANS INCORPORATED,
                     A South Dakota Nonprofit Corporation


Item 14.  Other Expenses of Issuance and Distribution.

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the registrant:

     SEC registration fee.......................    $   303
     Blue Sky fees and expenses.................          *
     Trustees' fees and expenses................          *
     Printing and engraving expenses............          *
     Legal fees and expenses....................          *
     Accounting fees and expenses...............          *
     Rating agency fees.........................          *
                                                    ---------
          Total.................................    $     *
                                                    =========
     ______________
     *  To be filed by amendment.

     All of the above expenses except the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

          Section 47-22-65.1 of the South Dakota nonprofit statute provides, in summary, that the directors and officers of the registrant may, under certain circumstances, be indemnified by the registrant against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the registrant, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matters to which they shall have been adjudged to be liable to the registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 47-22-65.2 of the South Dakota nonprofit statute also provides that directors and officers of the registrant are entitled to such indemnification by the registrant to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding.

          Article Ten of the Bylaws of the registrant requires the registrant to, under certain circumstances, indemnify the directors and officers of the registrant for liabilities incurred by or on behalf of a director or officer by reason of his or her status as such or as to acts performed in the course of such person's duties to the registrant in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, claim, litigation, suit or proceeding.

          Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters agree to indemnify, under certain conditions, the registrant, its directors, and certain of its officers and persons who control the registrant within the meaning of the Securities Act of 1933 against certain liabilities.


Item 16.  Exhibits.

          1.1     Form of Underwriting Agreement
          3.1a    Articles of Incorporation of Education Loans Incorporated, a
                  South Dakota nonprofit corporation+
          3.2a    Bylaws of Education Loans Incorporated, a South Dakota
                  nonprofit corporation+
          4.1     Form of Indenture
          4.2     Form of First Supplemental Indenture
          4.3     Form of Auction Agent Agreement (Taxable Auction Rate Series
                  1997-1 Notes)
          4.4     Form of Auction Agent Agreement (Tax Exempt Auction Rate
                  Series 1997-1 Notes)
          4.5     Form of Broker-Dealer Agreement (Taxable Auction Rate Series
                  1997-1 Notes)
          4.6     Form of Broker-Dealer Agreement (Tax Exempt Auction Rate
                  Series 1997-1 Notes)
          5.1     Opinion of Dorsey & Whitney LLP as to legality*
          8.1     Opinion of Dorsey & Whitney LLP as to tax matters*
         10.1     Form of Servicing Agreement
         10.2     Form of Student Loan Purchase Agreement (Taxable)
         10.3     Form of Student Loan Purchase Agreement (Tax Exempt)
         10.4     Guarantee Agreement with Education Assistance
                  Corporation dated _______.*
         10.5     Guarantee Agreement with Pennsylvania Higher
                  Education Assistance Agency dated ________.*
         10.6     [Other Guarantee Agreements]*
         23.1     Consents of Dorsey & Whitney LLP (included in Exhibits 5.1,
                  8.1, 99.1 and 99.2)
         24.1a    Powers of Attorney+
         25.1     Statement of Eligibility of Trustee (Form T-1)+
         99.1     Opinion of Dorsey & Whitney LLP as to "true sale"
                  matters*
         99.2     Opinion of Dorsey & Whitney LLP as to nonconsolidation *
         _______________
         *  To be filed by amendment.
         +  Previously filed.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes as follows:

          (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

     Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         EDUCATION LOANS INCORPORATED,
                     A South Dakota Nonprofit Corporation

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, State of South Dakota on July 16, 1997.

                                       EDUCATION LOANS INCORPORATED


                                       By: /s/ A. Norgrin Sanderson
                                           ---------------------------
                                           A. Norgrin Sanderson
                                           President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.



        Signature                             Title                         Date
        ---------                             -----                         ----

/s/ A. Norgrin Sanderson
-------------------------             President, Treasurer              July 16, 1997
  A. Norgrin Sanderson                    and Director
                                  (principal executive officer,
                           principal financial and accounting officer)


____________*____________             Chairman of the Board             July 16, 1997
       V. G. Stoia


____________*____________          Vice Chairman of the Board           July 16, 1997
   Manley B. Feinstein


____________*____________                   Director                    July 16, 1997
    Harvey C. Jewett


*By /s/ A. Norgrin Sanderson
    -------------------------
    A. Norgrin Sanderson,
     as attorney-in-fact

                                    PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS--
                         EDUCATION LOANS INCORPORATED,
                            A Delaware Corporation


Item 14.  Other Expenses of Issuance and Distribution.

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the registrant:

     SEC registration fee.......................    $   303
     Blue Sky fees and expenses.................          *
     Trustees' fees and expenses................          *
     Printing and engraving expenses............          *
     Legal fees and expenses....................          *
     Accounting fees and expenses...............          *
     Rating agency fees.........................          *
                                                    -------
          Total.................................    $     *
                                                    =======

     ______________
     *  To be filed by amendment.

     All of the above expenses except the SEC registration fee are estimated. All of the above expenses are being paid by the registrant's co-registrant, Education Loans Incorporated, a South Dakota nonprofit corporation.

Item 15.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that the directors and officers of the registrant may, under certain circumstances, be indemnified by the registrant against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the registrant, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matters to which they shall have been adjudged to be liable to the registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 of the DGCL also provides that directors and officers of the registrant are entitled to such indemnification by the registrant to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding. The registrant's Bylaws authorize the registrant to indemnify its officers and directors, under certain circumstances, as provided by Section 145 of the DGCL.

          Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters agree to indemnify, under certain conditions, the registrant, its directors, and certain of its officers and persons who control the registrant within the meaning of the Securities Act of 1933 against certain liabilities.

Item 16.  Exhibits.

          1.1     Form of Underwriting Agreement*

          3.1b Certificate of Incorporation of Education Loans Incorporated, a Delaware corporation+

          3.2b Bylaws of Education Loans* Incorporated, a Delaware corporation+

          4.1     Form of Indenture*

          4.2     Form of First Supplemental Indenture*

          4.3 Form of Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes)*

          4.4 Form of Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)*

          4.5 Form of Broker-Dealer Agreement (Taxable Auction Rate Series 1997-1 Notes)*

          4.6 Form of Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)*

          5.1     Opinion of Dorsey & Whitney LLP  to legality*

          8.1     Opinion of Dorsey & Whitney LLP as to tax matters*

          10.1    Form of Servicing Agreement*

          10.2    Form of Student Loan Purchase Agreement (Taxable)*

          10.3    Form of Student Loan Purchase Agreement (Tax Exempt)*

          10.4 Guarantee Agreement with Education Assistance Corporation dated ____________.*

          10.5 Guarantee Agreement with Pennsylvania Higher Education Assistance Agency dated ____________.*

          10.6    [Other Guarantee Agreements]*

          23.1    Consents of Dorsey & Whitney LLP*

          24.1b   Powers of Attorney+

          25.1    Statement of Eligibility of Trustee (Form T-1)*

          99.1    Opinion of Dorsey & Whitney LLP as to "true sale" matters*

          99.2    Opinion of Dorsey & Whitney LLP as to nonconsolidation*

          ----------------
          * Incorporated by reference to a similarly numbered exhibit filed or to be filed by the registrant's co-registrant, Education Loans Incorporated, a South Dakota nonprofit corporation, on this Form S-3 registration statement.

          + Previously filed.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes as follows:

          (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         EDUCATION LOANS INCORPORATED,
                            A Delaware Corporation

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, State of South Dakota on July 16, 1997.

                                       EDUCATION LOANS INCORPORATED


                                       By:  /s/ A. Norgrin Sanderson
                                            --------------------------
                                            A. Norgrin Sanderson
                                            President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

        Signature                             Title                         Date
        ---------                             -----                         ----

/s/ A. Norgrin Sanderson              President, Treasurer              July 16, 1997
------------------------            and Chairman of the Board
  A. Norgrin Sanderson            (principal executive officer,
                           principal financial and accounting officer)


____________*____________                   Director                    July 16, 1997
       V. G. Stoia


____________*____________                   Director                    July 16, 1997
   Manley B. Feinstein


____________*____________                   Director                    July 16, 1997
    Harvey C. Jewett


*By /s/ A. Norgrin Sanderson
-----------------------------
    A. Norgrin Sanderson,
     as attorney-in-fact

                                 EXHIBIT INDEX

                           Listing Exhibits filed by

                         EDUCATION LOANS INCORPORATED,
                     A South Dakota Nonprofit Corporation
                                      and
                         EDUCATION LOANS INCORPORATED,
                            A Delaware Corporation

                               as Co-Registrants


Number    Exhibit
------    -------

1.1       Form of Underwriting Agreement
3.1a Articles of Incorporation of Education Loans Incorporated, a South Dakota nonprofit corporation+
3.1b Certificate of Incorporation of Education Loans Incorporated, a Delaware corporation+
3.2a      Bylaws of Education Loans Incorporated, a South Dakota nonprofit corporation+
3.2b      Bylaws of Education Loans Incorporated, a Delaware corporation+
4.1       Form of Indenture
4.2       Form of First Supplemental Indenture
4.3       Form of Auction Agent Agreement (Taxable Auction Rate Series 1997-1
          Notes)
4.4       Form of Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1
          Notes)
4.5       Form of Broker-Dealer Agreement (Taxable Auction Rate Series 1997-1
          Notes)
4.6       Form of Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1
          Notes)
5.1       Opinion of Dorsey & Whitney LLP as to legality*
8.1       Opinion of Dorsey & Whitney LLP as to tax matters*
10.1      Form of Servicing Agreement
10.2      Form of Student Loan Purchase Agreement (Taxable)
10.3      Form of Student Loan Purchase Agreement (Tax Exempt)
10.4      Guarantee Agreement with Education Assistance Corporation dated
          ____________.*
10.5 Guarantee Agreement with Pennsylvania Higher Education Assistance Agency dated ____________.*
10.6      [Other Guarantee Agreements]*
23.1 Consents of Dorsey & Whitney LLP (included in Exhibits 5.1, 8.1, 99.1 and 99.2)
24.1a     Powers of Attorney+
24.1b     Powers of Attorney+
25.1      Statement of Eligibility of Trustee (Form T-1)+
99.1      Opinion of Dorsey & Whitney LLP as to "true sale" matters*
99.2      Opinion of Dorsey & Whitney LLP as to nonconsolidation*
---------------

*  To be filed by amendment.
+  Previously filed.